WELLS FARGO & COMPANY 8-K

Exhibit 4.4

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 95001HBP5	FACE AMOUNT: $_________
REGISTERED NO. ___

WELLS FARGO FINANCE LLC

MEDIUM-TERM NOTE, SERIES A

Fully and Unconditionally Guaranteed by Wells Fargo & Company

Principal at Risk Securities Linked to the MSCI EAFE Index®

WELLS FARGO FINANCE LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under and as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Cash Settlement Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date.  The “Stated Maturity Date” shall be August 18, 2021. If the Determination Date (as defined below) is postponed, the Stated Maturity Date will be postponed to the second Business Day (as defined below) after the Determination Date as postponed.  This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

“Face Amount“ shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Determination of Cash Settlement Amount and Certain Definitions

The “Cash Settlement Amount” of this Security will equal:

●	if the Final Underlier Level is greater than or equal to the Threshold Level, the Maximum Settlement Amount; or

●

if the Final Underlier Level is less than the Threshold Level, the sum of (i) the Face Amount plus (ii) the product of (a) the Buffer Rate times (b) the sum of the Underlier Return plus the Threshold Amount times (c) the Face Amount.

All calculations with respect to the Cash Settlement Amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the Cash Settlement Amount will be rounded to the nearest cent, with one-half cent rounded upward.

The “Underlier” shall mean the MSCI EAFE Index®.

The “Trade Date” shall mean October 23, 2019.

The “Initial Underlier Level” is 1,932.47, the Closing Level of the Underlier on the Trade Date.

The “Closing Level“ of the Underlier on any Trading Day means the official closing level of the Underlier reported by the Underlier Sponsor on such Trading Day, as obtained by the Calculation Agent on such Trading Day from the licensed third-party market data vendor contracted by the Calculation Agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date, subject to the provisions set forth below under “Adjustments to the Underlier,”  “Discontinuance of the Underlier” and “Market Disruption Events.”

The “Final Underlier Level” will be the Closing Level of the Underlier on the Determination Date.

The “Underlier Return” will be the quotient of (i) the Final Underlier Level minus the Initial Underlier Level divided by (ii) the Initial Underlier Level, expressed as a percentage.

The “Threshold Level” is 1,690.91125, which is equal to 87.5% of the Initial Underlier Level.

The “Threshold Amount” is 12.5%.

The “Maximum Settlement Amount” is 110.55% of the Face Amount of this Security.

The “Buffer Rate” is equal to the Initial Underlier Level divided by the Threshold Level.

“Underlier Sponsor” shall mean MSCI Inc.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

A “Trading Day” means a day, as determined by the Calculation Agent, on which (i) the Underlier Sponsor is scheduled to publish the level of the Underlier and (ii) each Related Futures or Options Exchange is scheduled to be open for trading for its regular trading session.

The “Relevant Stock Exchange” for any security underlying the Underlier means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent.

The “Related Futures or Options Exchange” for the Underlier means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Underlier.

The “Determination Date” shall be August 16, 2021.  If the originally scheduled Determination Date is not a Trading Day, the Determination Date will be postponed to the next succeeding Trading Day.  The Determination Date is also subject to postponement due to the occurrence of a Market Disruption Event (as defined below).  See “–Market Disruption Events.”

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of May 18, 2018 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Final Underlier Level and the Cash Settlement Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement.  The initial Calculation Agent shall be Wells Fargo Securities, LLC.  Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Adjustments to the Underlier

If at any time the method of calculating the Underlier or a Successor Underlier, or the closing level thereof, is changed in a material respect, or if the Underlier or a Successor Underlier is in any other way modified so that such underlier does not, in the opinion of the Calculation Agent, fairly represent the level of such underlier had those changes or modifications not been made, then the Calculation Agent will, at the close of business in New York, New York, on each date that the closing level of such underlier is to be calculated, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an underlier comparable to the Underlier or Successor Underlier as if those changes or modifications had not been made, and the Calculation Agent will calculate the closing level of the Underlier or Successor Underlier with reference to such underlier, as so adjusted.  Accordingly, if the method of calculating the Underlier or Successor Underlier is modified so that the level of such underlier is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity underlier), then the Calculation Agent will adjust the Underlier or Successor Underlier in order to arrive at a level of such underlier as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of the Underlier

If the Underlier Sponsor discontinues publication of the Underlier, and the Underlier Sponsor or another entity publishes a successor or substitute equity index that the Calculation Agent determines, in its sole discretion, to be comparable to the Underlier (a “Successor Underlier”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Underlier as calculated by the relevant Underlier Sponsor or any other entity and calculate the Final Underlier Level as described above. Upon any selection by the Calculation Agent of a Successor Underlier, the Company will cause notice to be given to the Holder of this Security.

In the event that the Underlier Sponsor discontinues publication of the Underlier prior to, and the discontinuance is continuing on, the Determination Date and the Calculation Agent determines that no Successor Underlier is available at such time, the Calculation Agent will calculate a substitute Closing Level for the Underlier in accordance with the formula for and method of calculating the Underlier last in effect prior to the discontinuance, but using only those securities that comprised the Underlier immediately prior to that discontinuance.  If a Successor Underlier is selected or the Calculation Agent calculates a level as a substitute for the Underlier, the Successor Underlier or level will be used as a substitute for the Underlier for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If on the Determination Date the Underlier Sponsor fails to calculate and announce the level of the Underlier, the Calculation Agent will calculate a substitute Closing Level of the Underlier in accordance with the formula for and method of calculating the Underlier last in effect prior to the failure, but using only those securities that comprised the Underlier immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day, then the provisions set forth below under “Market Disruption Events” shall apply in lieu of the foregoing.

Market Disruption Events

A “Market Disruption Event” means any of (A), (B), (C) or (D) below, as determined by the Calculation Agent in its sole discretion:

(A)

Any of the following events occurs or exists with respect to any security included in the Underlier or any Successor Underlier, and the aggregate of all securities included in the Underlier or Successor Underlier with respect to which any such event occurs comprise 20% or more of the level of the Underlier or Successor Underlier:

●

a material suspension of or limitation imposed on trading by the Relevant Stock Exchange for such security or otherwise at any time during the one-hour period that ends at the Scheduled Closing Time for the Relevant Stock Exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise;

●	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its Relevant Stock Exchange at any time during the one-hour period that ends at the Scheduled Closing Time for the Relevant Stock Exchange for such security on that day; or

●

the closure on any Exchange Business Day of the Relevant Stock Exchange for such security prior to its Scheduled Closing Time unless the earlier closing is announced by such Relevant Stock Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Relevant Stock Exchange and (ii) the submission deadline for orders to be entered into the Relevant Stock Exchange system for execution at the Scheduled Closing Time for such Relevant Stock Exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to the Underlier or any Successor Underlier:

●

a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise at any time during the one-hour period that ends at the close of trading on such Related Futures or Options Exchange on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise;

●

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Underlier or Successor Underlier on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on such Related Futures or Options Exchange on that day; or

●

the closure on any Exchange Business Day of any Related Futures or Options Exchange prior to its Scheduled Closing Time unless the earlier closing time is announced by such Related Futures or Options Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Futures or Options Exchange and (ii) the submission deadline for orders to be entered into the Related Futures or Options Exchange system for execution at the close of trading for such Related Futures or Options Exchange on that day.

(C)

The underlier sponsor fails to publish the level of the Underlier or any Successor Underlier (other than as a result of the underlier sponsor having discontinued publication of the Underlier or Successor Underlier and no Successor Underlier being available).

(D)	Any Related Futures or Options Exchange fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred:

(1)     the relevant percentage contribution of a security included in the Underlier or any Successor Underlier to the level of such underlier will be based on a comparison of (x) the portion of the level of such underlier attributable to that security to (y) the overall level of such underlier, in each case using the official opening weightings as published by the underlier sponsor as part of the market opening data;

(2)     the “Scheduled Closing Time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)     an “Exchange Business Day” means any Trading Day on which (i) the underlier sponsor publishes the level of the Underlier or any Successor Underlier and (ii) each Related Futures or Options Exchange is open for trading during its regular trading session, notwithstanding any Related Futures or Options Exchange closing prior to its Scheduled Closing Time.

If a Market Disruption Event occurs or is continuing on the Determination Date, then the Determination Date will be postponed to the first succeeding Trading Day on which a Market Disruption Event has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day after the originally scheduled Determination Date, that eighth Trading Day shall be deemed to be the Determination Date. If the Determination Date has been postponed eight Trading Days after the originally scheduled Determination Date and a Market Disruption Event occurs or is continuing on such eighth Trading Day, the Calculation Agent will determine the Closing Level of the Underlier on such eighth Trading Day in accordance with the formula for and method of calculating the Closing Level of the Underlier last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any relevant security, if a Market Disruption Event has occurred with respect to such security, its good faith estimate of the value of such security at the time at which the official Closing Level of the Underlier is calculated and published by the Underlier Sponsor) on such date of each security included in the Underlier.  As used herein, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the time at which the official Closing Level of the Underlier is calculated and published by the Underlier Sponsor.

Calculation Agent

The Calculation Agent will determine the Cash Settlement Amount and the Final Underlier Level.  In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of the Underlier under the circumstances described in this Security, (ii) if publication of the Underlier is discontinued, select a Successor Underlier or, if no Successor Underlier is available, determine the Closing Level of the Underlier under the circumstances described in this Security, and (iii) determine whether a Market Disruption Event or non-Trading Day has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security.

Tax Considerations

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each Holder of this Security will be deemed to have agreed (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as a prepaid derivative contract that is an “open transaction.”

Redemption and Repayment

This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to August 18, 2021.  This Security is not entitled to any sinking fund.

Acceleration

                If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Cash Settlement Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.  The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Cash Settlement Amount hereof calculated as provided herein as though the date of acceleration was the Determination Date.

__________________

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED:

WELLS FARGO FINANCE LLC

By:

Its:

Attest:

Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,
as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO FINANCE LLC

MEDIUM-TERM NOTE, SERIES A

Fully and Unconditionally Guaranteed by Wells Fargo & Company

Principal at Risk Securities Linked to the MSCI EAFE Index®

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of April 25, 2018, as amended or supplemented from time to time (herein called the “Indenture”), among the Company, as issuer, Wells Fargo & Company, as guarantor (the “Guarantor”) and Citibank, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series of the Securities designated as Medium-Term Notes, Series A, of the Company.  The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate.  The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Guarantee

The Securities of this series are fully and unconditionally guaranteed by the Guarantor as and to the extent set forth in the Indenture.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class.  The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with those provisions of the Indenture.  Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series.  Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants, upon compliance by the Company or the Guarantor with certain conditions set forth therein, shall not apply to this Security.  The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing.  If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.  Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Cash Settlement Amount at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the Cash Settlement Amount, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation or of the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

                Additional abbreviations may also be used though not in the above list.

                FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(Please print or type name and address including postal zip code of Assignee)

the within Security of WELLS FARGO FINANCE LLC and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.